U.S. SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): JULY 29, 1998

                     REAL GOODS TRADING CORPORATION
         (Exact name of registrant as specified in its charter)

        California              0-22524            68-0227324
 (State or other jurisdiction  (Commission         (IRS Employer
        of incorporation)       File Number)        ID Number)

     555 Leslie Street, Ukiah, CA                  95482
(Address of principal executive offices)         (Zip code)

            Registrant's telephone number  (707) 468-9292

Contact:  Leslie B. Seely, Chief Financial Officer
          (707) 468-9292

Item 5.  Other events

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.

                                SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              REAL GOODS TRADING CORPORATION
                                        (Registrant)

Date: July 29, 1998             By:[S]LESLIE B. SEELY
                                      Leslie B. Seely
                                     Chief Financial Officer

ATTACHMENT A

Contacts:  Les Seely, CFO (707) 468-9292 For Immediate Release
           Ron Zell, President (707) 468-9292

                   Revised News Release
          Superceding News Release of July 20, 1998

       Real Goods Completes Third Direct Public Offering


Ukiah, California, July 29, 1998. Real Goods Trading Corporation (NASDAQ: RGTC and Chicago Stock Exchange: RGT) announced today that it has successfully completed its third Direct Public Offering
(DPO) in 7 years, this time issuing over 677,000 original shares for over $2.9 million of net proceeds to the Company. Over 5,000 investors participated in the offering which concluded on June 30,
1998.

The Company has used the net proceeds to finance the opening of its
Berkeley, California store, to reduce indebtedness, and to build infrastructure; additional anticipated uses of proceeds include investments in infrastructure, in retail stores and in other working capital investments.

"We are gratified by this financial support from people all over the country," President Ron Zell stated. Real Goods now has over 8400 shareowners in 45 states and 3 US territories.

"This additional financial flexibility gives us the ability to pursue our plans to bring our mission before a bigger audience and to help more people live their lives in a sustainable way," said
CEO John Schaeffer.

Real Goods Trading Corporation sells a broad range of energy and conservation products through its catalogs, retail stores and on its website (www.realgoods.com) (call 800-762-7325 for a free catalog). The Company believes that it is the largest retailer of these products in the world. The Corporation?s common stock is publicly traded on the Chicago Stock Exchange under the symbol "RGT", on the NASDAQ Small Cap Market under the symbol "RGTC" and through a bulletin board maintained on its website (http://www.realgoods.com).

Note to the Editors: The number in the third line has been changed.

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